                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(B)(2)

                               ------------------

                       IBJ WHITEHALL BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

           New York                                          13-6022258
(Jurisdiction of incorporation                            (I.R.S. employer
or organization if not a U.S. national bank)             identification No.)

One State Street, New York, New York                             10004
(Address of principal executive offices)                       (Zip code)

                      LUIS PEREZ, ASSISTANT VICE PRESIDENT
                       IBJ WHITEHALL BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                            Group 1 Automotive, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                                          76-0506313
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                         identification No.)

950 Echo Lane, Suite 350
Houston, Texas                                                77024
(Address of principal executive offices)                    (Zip code)

                      % Senior Subordinated Notes Due 2009

                         (Title of indenture securities)

Item 1.           General information

                           Furnish the following information as to the trustee:

         (a)                        Name and address of each examining or
                           supervising authority to which it is subject.

                                    New York State Banking Department
                                    Two Rector Street
                                    New York, New York

                                    Federal Deposit Insurance Corporation
                                    Washington, D.C.

                                    Federal Reserve Bank of New York
                                    Second District,
                                    33 Liberty Street
                                    New York, New York

         (b)                        Whether it is authorized to exercise
                           corporate trust powers.

                                       Yes


Item 2.           Affiliations with the Obligor.

                           If the obligor is an affiliate of the trustee, describe each such affiliation.

                           The obligor is not an affiliate of the trustee.


Item 13.                   Defaults by the Obligor.


                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                       None

                  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      None


Item 16.                   List of exhibits.

                           List below all exhibits filed as part of this statement of eligibility.

         *1.                        A copy of the Charter of IBJ Whitehall Bank
                           & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No 22-18460 and Exhibit 25.1 to Form T-1, Securities and Exchange Commission File No. 333-46849).

         *2.                        A copy of the Certificate of Authority of
                           the trustee to Commence Business (Included in Exhibit 1 above).

         *3.                        A copy of the Authorization of the trustee
                           to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         *4.                        A copy of the existing By-Laws of the
                           trustee, as amended to date (See Exhibit 25.1 to Form T-1, Securities and Exchange Commission File No. 333-46849).

          5.                        Not Applicable

          6.                        The consent of United States institutional
                           trustee required by Section 321(b) of the Act.

          7.                        A copy of the latest report of condition of
                           the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE



         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of February, 1999.



                                    IBJ WHITEHALL BANK & TRUST COMPANY



                                    By:   /s/Luis Perez
                                       -----------------------------
                                            Luis Perez
                                            Assistant Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE



                  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issuance by Group 1
Automotive, Inc., of its    % Senior Subordinated Notes due 2009, we hereby
consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                    IBJ WHITEHALL BANK & TRUST COMPANY



                                    By:   /s/LUIS PEREZ
                                       -----------------------------
                                             Luis Perez
                                             Assistant Vice President







Dated:  February 23, 1999

                                    EXHIBIT 7


                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              OF NEW YORK, NEW YORK
                      AND FOREIGN AND DOMESTIC SUBSIDIARIES

                         REPORT AS OF DECEMBER 31, 1998


                                                                                                     DOLLAR AMOUNTS
                                                                                                       IN THOUSANDS
                                                                                                     --------------

                                     ASSETS
                                     ------
1.   Cash and balance due from depository institutions:
     a.  Non-interest-bearing balances and currency and coin..........................................$      26,852
     b.  Interest-bearing balances....................................................................$      17,489

2.   Securities:
     a.  Held-to-maturity securities..................................................................$          -0-
     b.  Available-for-sale securities................................................................$     207,069

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs

     Federal Funds sold and Securities purchased under agreements to resell...........................$      80,389

4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income.......................................$   2,033,599
     b.  LESS: Allowance for loan and lease losses......................................$      62,853
     c.  LESS: Allocated transfer risk reserve..........................................$          -0-
     d.  Loans and leases, net of unearned income, allowance, and reserves............................$   1,970,746

5.   Trading assets held in trading accounts..........................................................$         848

6.   Premises and fixed assets (including capitalized leases).........................................$       1,583

7.   Other real estate owned..........................................................................$          -0-

8.   Investments in unconsolidated subsidiaries and associated companies..............................$          -0-

9.   Customers' liability to this bank on acceptances outstanding.....................................$         340

10.  Intangible assets................................................................................$      11,840

11.  Other assets.....................................................................................$      66,691

12.  TOTAL ASSETS.....................................................................................$   2,383,847

                                   LIABILITIES
                                   -----------

13.  Deposits:
     a.  In domestic offices..........................................................................$     804,562

     (1) Noninterest-bearing............................................................$     168,822
     (2) Interest-bearing...............................................................$     635,740

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs................................$     885,076

     (1) Noninterest-bearing............................................................$      16,554
     (2) Interest-bearing...............................................................$     868,522

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

     Federal Funds purchased and Securities sold under agreements to repurchase.......................$     225,000

15.  a. Demand notes issued to the U.S. Treasury......................................................$         674

     b.  Trading Liabilities..........................................................................$         560

16.  Other borrowed money:
     a.  With a remaining maturity of one year or less................................................$      38,002
     b.  With a remaining maturity of more than one year..............................................$       1,375
     c.  With a remaining maturity of more than three years...........................................$       1,550

17.  Not applicable.

18.  Bank's liability on acceptances executed and outstanding.........................................$         340

19.  Subordinated notes and debentures................................................................$     100,000

20.  Other liabilities................................................................................$      74,502

21.  TOTAL LIABILITIES................................................................................$   2,131,641

22.  Limited-life preferred stock and related surplus.................................................$         N/A


                                 EQUITY CAPITAL


23.  Perpetual preferred stock and related surplus....................................................$          -0-

24.  Common stock.....................................................................................$      28,958

25.  Surplus (exclude all surplus related to preferred stock).........................................$     210,319

26.  a.  Undivided profits and capital reserves.......................................................$      11,655

     b.  Net unrealized gains (losses) on available-for-sale securities...............................$       1,274

27.  Cumulative foreign currency translation adjustments..............................................$          -0-

28.  TOTAL EQUITY CAPITAL.............................................................................$     252,206

29.  TOTAL LIABILITIES AND EQUITY CAPITAL.............................................................$   2,383,847